UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 6, 2011 (September 1, 2011)

LIZ CLAIBORNE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10689	13-2842791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Liz Claiborne, Inc. (the “Company”) announced on September 2, 2011 that the Company had entered into definitive agreements with affiliates of The Gores Group, LLC, a Los Angeles-based private equity investment firm (“Gores”), pursuant to which the Company will sell its global Mexx business, currently consisting of the business operations of Mexx in Canada, Europe and Asia, to a joint venture between entities affiliated with the Company and Gores, in exchange for 18.75% of the common equity of the joint venture and total cash consideration, subject to working capital closing adjustments, consisting of a $25.0 million cash payment to the Company and $60.0 million of ABL facility debt that is expected to be assumed by the joint venture and refinanced at closing. The transactions will result in an overall debt reduction for the Company of $85.0 million.

The definitive agreements include:

•      a Merger Agreement, dated as of September 1, 2011 (the “Merger Agreement”), by and among Gores Malibu Holdings (Luxembourg) S.à r.l., a Luxembourg limited liability company (“Gores Malibu Holdings”), EuCo B.V., a Dutch limited liability company and a wholly-owned subsidiary of Gores Malibu Holdings (“EuCo”), the Company and Liz Claiborne Foreign Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Liz Foreign”), and

•      an Asset Purchase Agreement, dated as of September 1, 2011 (the “Asset Purchase Agreement” and together with the Merger Agreement, the “Agreements”), by and among Gores Malibu Holdings, 3256890 Nova Scotia Limited, a Nova Scotia company and an indirect wholly-owned subsidiary of Gores Malibu Holdings (“CanCo,” and together with Gores Malibu Holdings and EuCo, the “Acquiring Parties”), the Company and Liz Claiborne Canada Inc., a Canadian corporation and a wholly-owned subsidiary of the Company (“LCCI,” and together with the Company and Liz Foreign, the “Selling Parties”).

Each of the Acquiring Parties is affiliated with Gores.

Upon the terms and subject to the conditions in the Merger Agreement, the Company has agreed to sell the business operations of Mexx in Europe and Asia to Gores Malibu Holdings through the merger (the “Merger”) of EuCo with and into NewCo, B.V., a Dutch limited liability company (“NewCo”), which will be formed by a subsidiary of the Company to hold the entire equity interest in certain indirect subsidiaries of the Company that own and operate the business operations of Mexx in Europe and Asia.  Following the closing of the transactions under the Agreements (the “Closing”), NewCo will also own CanCo, which will have acquired the business operations of Mexx in Canada pursuant to the Asset Purchase Agreement described below.

Upon the terms and subject to the conditions in the Asset Purchase Agreement, the Company has agreed to sell the business operations of Mexx in Canada to Gores Malibu

Holdings through the sale of substantially all of the assets primarily related to the business operations of Mexx in Canada by LCCI to CanCo and the assumption of substantially all of the liabilities primarily related to the business operations of Mexx in Canada by CanCo in exchange for a cash purchase price of $25.0 million, as contemplated by the Asset Purchase Agreement.

In addition, as part of the transactions, Gores Malibu Holdings also agreed to certain funding commitments with respect to NewCo at and following the Closing.

The Selling Parties have made customary representations and warranties to the Acquiring Parties in the Agreements.  The Selling Parties have also entered into certain customary covenants and agreements in the Agreements, including without limitation, covenants regarding pre-Closing conduct of business and further assurances. The Agreements also provide for a bilateral post-Closing indemnification by the Acquiring Parties and the Selling Parties with respect to certain limited representations and warranties and breaches of covenants, which are subject to specified limitations on the amount of indemnifiable damages and survival.

The Closing will be subject to the satisfaction of various customary closing conditions, including, among others:

•      absence of any injunction or other legal constraint against the Closing,

•      European Commission approval for the Merger,

•      competition authority approvals, to the extent necessary, and

•      the receipt of a termination and release letter from the applicable agent(s) under the Company’s ABL Credit Agreement (as defined in the Agreements) agreeing to release all liens on assets of the Mexx business and terminate the

European and Canadian Sublimits (as defined in the Agreements) under the Company’s ABL Credit Agreement following the repayment of all obligations owing thereunder.

Moreover, each party’s obligation to consummate the transactions under each of the Agreements is conditioned on the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements in all material respects.  The closing of the transactions contemplated by each Agreement is also cross-conditioned on the closing of the transactions contemplated by the other Agreement.

The Agreements are subject to customary termination provisions, including if the Closing has not occurred by March 1, 2012, subject to extension under certain circumstances.  There are no termination fees payable upon the termination of the Agreements.

The Agreements have been attached as exhibits to provide investors and security holders with information regarding their respective terms.  They are not intended to provide any other factual information about the Company, Gores Malibu Holdings or any of their respective affiliates or businesses.  The representations, warranties, covenants and agreements contained in the Agreements were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors and security holders are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Gores Malibu Holdings or any of their respective affiliates or businesses.  Moreover, the assertions embodied in the representations and warranties contained in the Agreements are qualified by information in confidential disclosure letters that the parties have exchanged.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, Gores Malibu Holdings or any of their respective affiliates or businesses.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Asset Purchase Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2 hereto, respectively, and are incorporated herein by reference.

ITEM 2.06. MATERIAL IMPAIRMENTS.

As a result of the transactions described under Item 1.01 of this Form 8-K, the Company expects to incur a charge to write down the carrying value of the net assets associated with the Mexx business.  The amount or range of this charge cannot yet be estimated, and the Company will disclose such estimates when they are available.

ITEM 7.01. REGULATION FD DISCLOSURE.

The Company provides the following data on July direct to consumer comparable sales and preliminary results for August direct to consumer comparable sales:

Brand	July(1)	Estimated August MTD(1)(2)
Juicy Couture(3)	(8%)	(10%)
Lucky Brand	10%	13%
kate spade	64%	50%
Mexx Europe	12%	1%
Mexx Canada	1%	(4%)

(1) Represents a blend of specialty retail and outlet stores. Includes comparable stores, e-commerce and concessions, as appropriate.

(2) Estimated August direct to consumer comparable sales through September 3, 2011. Results are preliminary and are subject to month-end closing adjustments.

(3) Until September 2010, the Juicy Couture website was operated by a third party, and our sales to that third party were reflected as wholesale sales. Juicy Couture e-commerce comparable sales calculations for July and August 2010 were based on the retail sales data provided by the third party operator.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
2.1	Merger Agreement, dated as of September 1, 2011, by and among Gores Malibu Holdings (Luxembourg) S.à r.l., EuCo B.V., the Company and Liz Claiborne Foreign Holdings, Inc.
2.2	Asset Purchase Agreement by and among Gores Malibu Holdings (Luxembourg) S.à r.l., 3256890 Nova Scotia Limited, Liz Claiborne, Inc. and Liz Claiborne Canada Inc., dated as of September 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: September 6, 2011	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement, dated as of September 1, 2011, by and among Gores Malibu Holdings (Luxembourg) S.à r.l., EuCo B.V., the Company and Liz Claiborne Foreign Holdings, Inc.
2.2	Asset Purchase Agreement by and among Gores Malibu Holdings (Luxembourg) S.à r.l., 3256890 Nova Scotia Limited, Liz Claiborne, Inc. and Liz Claiborne Canada Inc., dated as of September 1, 2011.